Exhibit 99.1

Sierra Oncology Reports Second Quarter 2021 Results

– Enrollment Complete for Pivotal MOMENTUM Phase 3 Trial in Myelofibrosis –

– Topline Data Expected in Q1 2022; NDA Filing to Follow in Mid-2022 –

SAN MATEO, CA, August 5, 2021- Sierra Oncology, Inc. (SRRA), a late-stage biopharmaceutical company with a mission to deliver targeted therapies that treat rare forms of cancer, today reported its financial and operating results for the second quarter ended June 30, 2021.

“We are extremely excited by the progress that has been made in the second quarter with the completion of enrollment for our MOMENTUM study,” said Stephen Dilly, MBBS, PhD, President and Chief Executive Officer at Sierra Oncology. “Importantly, we exceeded our target enrollment for our registration-enabling Phase 3 trial, which supports our hypothesis that physicians want new treatment options for patients suffering from myelofibrosis. We believe the forthcoming data from the MOMENTUM study, when combined with the Phase 3 SIMPLIFY data sets, will provide a robust picture of how momelotinib may help myelofibrosis patients and provide an option for those who are not well served by currently available therapies.”

Key Business Highlights

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Georgia Erbez and Christy Oliger joined the company’s Board of Directors. Together, they bring over three decades of strategic, financial and commercial experience to Sierra in advance of momelotinib commercialization. Ms. Erbez is presently Chief Financial Officer at Harpoon Therapeutics. Ms. Oliger currently serves on the Board of Directors at Karyopharm Therapeutics and Reata Pharmaceuticals, and most recently was Senior Vice President of the Oncology Business Unit at Genentech.

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The Company received an oral presentation at the European Hematology Association annual meeting suggesting that myelofibrosis patients receiving momelotinib who achieve or maintain transfusion independence at Week 24 have favorable overall survival compared to non-responders, including patients with anemia at baseline. In a separate presentation, transfusion independence was achieved in patients treated with momelotinib irrespective of baseline degree of anemia, platelet count or transfusion status. Combined, these data suggest the goal of achieving transfusion independence should become an important driver of treatment decisions in myelofibrosis.

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In June, the company announced the MOMENTUM study—a global, randomized, double-blind, Phase 3 study for intermediate and high-risk myelofibrosis patients previously treated with a JAK inhibitor—had completed enrollment. The study enrolled 195 of a planned 180 patients across 21 countries. Topline data are anticipated in Q1 2022. Assuming MOMENTUM data are positive, Sierra plans to file for regulatory approval of momelotinib with the US Food & Drug Administration (FDA) in mid-2022. The FDA has granted Fast Track designation for momelotinib.

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On August 3, the company entered into an agreement with AstraZeneca to in-license AZD5153, a potent and selective BRD4 BET inhibitor with a novel bivalent binding mode. Sierra plans to initiate a Phase 2 study examining momelotinib in combination with AZD5153 for the treatment of myelofibrosis in the first half of 2022.

Second Quarter 2021 Financial Results (all amounts reported in U.S. currency)

Research and development expenses were $14.1 million for the three months ended June 30, 2021 compared with $10.2 million for the three months ended June 30, 2020. The increase was due to costs for momelotinib including a $1.3 million increase in clinical trial and development costs and a $0.7 million increase in manufacturing costs. Also attributing to the increase was a $2.0 million increase in personnel-related and allocated overhead costs of which $0.8 million pertained to an increase in non-cash stock-based compensation. Research and development expenses included non-cash stock-based compensation of $1.8 million and $0.9 million for the three months ended June 30, 2021 and 2020, respectively.

Research and development expenses were $28.1 million for the six months ended June 30, 2021, compared with $21.8 million for the six months ended June 30, 2020. The increase was due to costs for momelotinib including a $3.0 million increase in clinical trial and development costs and a $1.4 million increase in third-party manufacturing costs. Also attributing to the increase was a $3.7 million increase in personnel-related and allocated overhead costs of which $2.0 million pertained to an increase in non-cash stock-based compensation. These increases were partially offset by a $1.5 million non-cash charge incurred in 2020 to recognize the change in fair value of an obligation to issue securities to Gilead until the issuance of the securities in January 2020, and a $0.3 million decrease in costs for SRA737. Research and development expenses included non-cash stock-based compensation of $3.4 million and $1.5 million for the six months ended June 30, 2021 and 2020, respectively.

General and administrative expenses were $6.4 million for the three months ended June 30, 2021, compared to $6.3 million for the three months ended June 30, 2020. The increase was due to a $0.4 million increase in professional fees, primarily relating to pre-commercial costs for momelotinib, which was offset by a decrease of $0.2 million in personnel-related and allocated overhead costs. General and administrative expenses included non-cash stock-based compensation of $1.5 million and $2.7 million for the three months ended June 30, 2021 and 2020, respectively.

General and administrative expenses were $12.3 million for the six months ended June 30, 2021, compared to $10.8 million for the six months ended June 30, 2020. The increase was due to a $1.0 million increase in personnel-related and allocated overhead costs and an increase of $0.5 million in professional fees primarily relating to pre-commercial costs for momelotinib. General and administrative expenses included non-cash stock-based compensation of $2.7 million and $3.1 million six months ended June 30, 2021 and 2020, respectively.

Total other expense (income), net was $0.1 million of total other expense, net for the six months ended June 30, 2021, compared to $15.7 million of total other expense, net for the six months ended June 30, 2020. The difference was primarily attributable to a non-cash charge of $16.2 million incurred during the six months ended June 30, 2020 related to the change in fair value of warrant liabilities until the reclassification to equity in January 2020.

For the three months ended June 30, 2021, Sierra incurred a Generally Accepted Accounting Principles (GAAP) net loss of $20.6 million compared to a GAAP net loss of $16.5 million for the three months ended June 30, 2020. For the six months ended June 30, 2021 Sierra incurred a GAAP net loss of $40.5 million compared to a GAAP net loss of $48.4 million for the six months ended June 30, 2020. The GAAP net loss for the six months ended June 30, 2020 includes a non-cash charge of $16.2 million related to the change in fair value of warrant liabilities included in total other expense (income), net and a $1.5 million non-cash charge pertaining to the obligation to issue securities to Gilead included in research and development expenses as mentioned above.

Non-GAAP adjusted net loss was $17.4 million for the three months ended June 30, 2021, compared with a non-GAAP adjusted net loss of $12.8 million for the three months ended June 30, 2020. Non-GAAP adjusted net loss for the three months ended June 30, 2021 and 2020 excludes expenses related to stock-based compensation. For the six months ended June 30, 2021, Sierra incurred a non-GAAP adjusted net loss of $34.4 million compared to a non-GAAP adjusted net loss of $26.1 million for the six months ended June 30, 2020. Non-GAAP adjusted net loss for the six months ended June 30, 2021 excludes expenses related to stock-based compensation. Non-GAAP adjusted net loss for the six months ended June 30, 2020 excludes expenses related to the change in fair value of warrant liabilities, the change in fair value of the securities issuance obligation, and stock-based compensation. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a reconciliation of this GAAP measure to non-GAAP financial measure.

Cash and cash equivalents totaled $90.7 million as of June 30, 2021, compared to $104.1 million as of December 31, 2020.

As of June 30, 2021, there were 12,358,517 total shares of common stock outstanding and warrants to purchase 11,052,256 shares of common stock, with an exercise price equal to $13.20 per share. There were 4,786,469 shares issuable upon exercise of stock options and an additional warrant to purchase 1,839 shares.

About Sierra Oncology

Sierra Oncology is a late-stage biopharmaceutical company on a mission to deliver targeted therapies that treat rare forms of cancer. We harness our deep scientific expertise to identify compounds that target the root cause of disease in order to advance therapies on the leading edge of cancer biology. Our team takes an evidence-based approach to understand the limitations of current treatments and explore new ways to change the cancer treatment paradigm. Together we are transforming promise into patient impact.

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology's expectations regarding the commercialization and future success of momelotinib and future expansion of its pipeline, the potential of AZD5153, including its impact on Sierra Oncology’s ability to treat myelofibrosis patients and its potential safety and efficacy advantages when combined with momelotinib, the timing of Sierra Oncology’s initiation of a Phase 2 study examining momelotinib in connection with AZD5153, including the timing of enrollment,  the expected timing for top-line data in the MOMENTUM clinical trial, and the expected timing of the NDA filing for momelotinib. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology may not be able to successfully develop, obtain regulatory approval for and commercialize momelotinib or experience significant delays in doing so, Sierra Oncology may not be able to demonstrate acceptable safety and efficacy of momelotinib and momelotinib in combination with AZD5153, the risk that disruptions and impacts of COVID-19 will be significant and lengthy, Sierra Oncology’s ability to continue as a going concern, Sierra Oncology's cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology's third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and momelotinib and the other factors described under the heading "Risk Factors" set forth in Sierra Oncology's filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIERRA ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$90,690	$104,055
Prepaid expenses and other current assets	1,983	2,415
Total current assets	92,673	106,470
Property and equipment, net	71	52
Operating lease right-of-use assets	946	318
Other assets	687	647
TOTAL ASSETS	$94,377	$107,487
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued and other liabilities	$7,913	$7,148
Accounts payable	1,548	2,205
Total current liabilities	9,461	9,353
Operating lease liabilities	650	175
TOTAL LIABILITIES	10,111	9,528
STOCKHOLDERS’ EQUITY:
Common stock	12	11
Additional paid-in capital	971,388	944,537
Accumulated deficit	(887,134)	(846,589)
TOTAL STOCKHOLDERS’ EQUITY	84,266	97,959
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,377	$107,487

SIERRA ONCOLOGY, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$14,149	$10,189	$28,102	$21,780
General and administrative	6,424	6,260	12,289	10,804
Total operating expenses	20,573	16,449	40,391	32,584
Loss from operations	(20,573)	(16,449)	(40,391)	(32,584)
Other expense (income), net:
Changes in fair value of warrant liabilities	—	—	—	16,240
Other expense (income), net	48	24	77	(517)
Total other expense (income), net	48	24	77	15,723
Loss before provision for (benefit from) income taxes, net	(20,621)	(16,473)	(40,468)	(48,307)
Provision for (benefit from) income taxes, net	9	(11)	77	67
Net loss	$(20,630)	$(16,462)	$(40,545)	$(48,374)
Net loss per common share, basic and diluted	$(1.67)	$(1.58)	$(3.38)	$(4.71)
Weighted-average shares used in computing net loss per common share, basic and diluted	12,350,660	10,395,732	12,011,199	10,276,180

Non-GAAP Financial Measures

In addition to operating results as calculated in accordance with GAAP, Sierra Oncology uses certain non-GAAP financial measures when evaluating operational performance. The following table presents the company’s net loss and net loss per common share calculated in accordance with GAAP and as adjusted to remove the impact of certain non-cash charges. Sierra Oncology’s management believes that these non-GAAP financial measures are useful to enhance understanding of the company’s financial performance, and are more indicative of its operational performance and facilitate a better comparison among fiscal periods.

These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. Sierra Oncology believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures. Sierra Oncology encourages investors to carefully consider its results under GAAP, as well as the reconciliations between these presentations, to more fully understand our business.

Non-GAAP adjusted net loss and non-GAAP adjusted net loss per share exclude changes in fair value for warrant liabilities, changes in fair value for a securities issuance obligation and stock-based compensation. Sierra Oncology excludes changes in fair value of warrant liabilities because it is a non-cash expense and has no direct correlation to the operation of its business. Sierra Oncology excludes a non-cash charge pertaining to the changes in fair value of an obligation to issue common stock and a warrant to Gilead because it is a non-cash expense. Sierra Oncology excludes non-cash stock-based compensation expense from its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

SIERRA ONCOLOGY, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except share and per share data)

A reconciliation between GAAP net loss to non-GAAP adjusted net loss and GAAP net loss per common share to non-GAAP adjusted net loss per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss	$(20,630)	$(16,462)	$(40,545)	$(48,374)
Adjustments:
Changes in fair value of warrant liabilities (1)	—	—	—	16,240
Changes in fair value to securities issuance obligation (2)	—	—	—	1,485
Stock-based compensation (3)	3,228	3,617	6,159	4,535
Non-GAAP adjusted net loss	$(17,402)	$(12,845)	$(34,386)	$(26,114)
GAAP net loss per common share, basic and diluted	$(1.67)	$(1.58)	$(3.38)	$(4.71)
Adjustment to net loss per common share	0.26	0.34	0.52	2.17
Non-GAAP adjusted net loss per common share, basic and diluted	$(1.41)	$(1.24)	$(2.86)	$(2.54)
Weighted-average shares used in computing net loss per common share, basic and diluted	12,350,660	10,395,732	12,011,199	10,276,180

(1)	To reflect a non-cash charge to other income (expense), net for the changes in fair value of warrant liabilities.
(2)	To reflect a non-cash charge to research and development expense for the changes in fair value pertaining to the obligation to issue common stock and a warrant to Gilead.
(3)	To reflect a non-cash stock-based compensation charge to research and development expense and general and administrative expense.

For further information:

Investor Contact

DeDe Sheel

415.732.9828

dsheel@sierraoncology.com

Media Contact

Lauren Musto

615.351.7777

lmusto@sierraoncology.com